UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2008, SVB Financial Group (the “Company”) announced the promotions of Greg Becker as the President of Silicon Valley Bank, the principal subsidiary of the Company, and Dave Webb as the Chief Operations Officer of the Company. The appointments are effective as of March 1, 2008.

Mr. Becker, age 40, joined the Company in May 1993. Since 1993, he has held various positions within the Company, including Division Manager of the Venture Capital Group from February 1999 to December 2001, Chief Banking Officer from January 2002 to September 2003, and most recently Chief Operating Officer, Commercial Bank from September 2003 up until his promotion to President of Silicon Valley Bank. Mr. Becker earned a bachelor’s degree in Finance from Indiana University.

Mr. Webb, age 52, joined the Company in July 2004 as Chief Information Officer and had been serving in that role prior to his promotion to Chief Operations Officer. Prior to joining the Company, Mr. Webb was Vice President, Investment Banking Division at Goldman Sachs from November 1999 to June 2004. Mr. Webb was also Chief Information Officer at Bank One from January 1997 to November 1999. Mr. Webb earned his bachelor’s degree in Russian from the University of London and a master’s degree in Business Administration from the J.L. Kellogg Graduate School of Management at Northwestern University.

As previously disclosed in our 2007 proxy statement, Mr. Becker participates in the SVB Qualified Investor Fund LLC and SVB Qualified Investor Fund II, LLC.

In connection with their promotions and annual merit increases, effective March 1, 2008, the annual base salaries of Messrs. Becker and Webb were increased to $425,000 and $300,000, respectively. Messrs. Becker and Webb will be eligible for annual bonus targets of up to $340,000 and $165,000, respectively. Further, Messrs. Becker and Webb are expected to receive long-term target incentives, in the amounts of up to $550,000 and $250,000, respectively. Such long-term incentives are expected to consist of equity award grants and other long-term incentives under the Company’s retention program.

A copy of the press release regarding the promotions of Messrs. Becker and Webb is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 3, 2008, announcing the promotions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2008	SVB FINANCIAL GROUP

	By:	/s/ KENNETH P. WILCOX
	Name:	Kenneth P. Wilcox
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 3, 2008, announcing the promotions.